EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ViewCast.com, Inc.:

We consent to incorporation by reference in the registration statements on Form SB-2 No. 333-31947, S-8 No. 333-53159, S-8 No. 333-63799, S-8 No. 333-119104, S-8 No. 333-150094, S-3 No. 333-77923, S-3 No. 333-35662 and S-3 No. 333-40630 of our report dated April 1, 2013 on our audits of the consolidated financial statements of ViewCast.com, Inc. and Subsidiaries as of December 31, 2012 and 2011, and for the years then ended, which report is included in this Annual Report on Form 10-K.

/s/ BKD, LLP

Dallas, Texas

April 1, 2013